Exhibit 21.2
DZS Inc.[1]
List of Subsidiaries
DZS Inc. had the following subsidiaries at December 31, 2022:

Organized under the laws of

DZS California Inc.[2]	California
DASAN Network Solutions, Inc.	Korea
DASAN India Private Limited	India
DZS Vietnam Company Limited[3]	Vietnam
D-Mobile Limited	Taiwan
DZS Japan Inc.	Japan
DZS Solutions India Private Limited	India
DZS Canada Inc.[4]	Canada
Optelian Mexico, S. de R.L. de C.V.	Mexico
Optelian Servicios Mexico, S. de R.L. de C.V.	Mexico
DZS GmbH[5]	Germany
DZS Ltd.[6]	United Kingdom
Keymile Ltda.	Brazil
Paradyne Corporation	Delaware
Paradyne Finance Corp.	Delaware
DZS Sweden AB7	Sweden
DZS International Ltd.[8]	Cayman Islands
Zhone Technologies B.V.	Netherlands
Zhone Technologies Campus, LLC	California
DZS Colombia Limitada[9]	Colombia
Dasan Zhone Solutions do Brasil[10]	Brazil
Zhone Technologies GmbH	Germany
DZS International Inc.[11]	Delaware
Zhone Technologies Limited	Hong Kong
Zhone Technologies Ltd.	United Kingdom
Zhone Technologies Pte. Ltd.	Singapore
DZS Mexico S. de R.L. de C.V.[12]	Mexico
DZS Italy S.R.L.[13]	Italy
DZS Services Inc.[14]	Delaware
Zhone Technologies, SA (PTY) LTD	South Africa

1 Formerly known as DASAN Zhone Solutions, Inc., name change effective as of August 26, 2020.

2 Formerly known as DASAN Network Solutions, Inc., name change effective as of December 10,2021.

3 Formerly known as DASAN Vietnam Company Limited, name change effective as of June 22, 2022.

4 Formerly known as Optelian Access Networks Corp., name change effective as of November 24, 2021.

5 Formerly known as Keymile GMbH, name change effective as of November 23, 2020.

6 Formerly known as Keymile Ltd., formerly known as DZSI Ltd., name change effective October 6, 2020.

7 Formerly known as Zhone AB, name change effective as of November 25, 2021.

8 Formerly known as Zhone International Ltd., name change effective as of January 14, 2022.

9 Formerly known as Zhone Technologies de Colombia Limitada, name change effective as of November 15, 2022.

10 Formerly known as Zhone Technologies do Brasil LTDA, name change effective as of August 13, 2018.

11 Formerly known as Zhone Technologies International, Inc., name change effective as of October 23, 2020.

12 Formerly known as Zhone Technologies S. de R.L. de C.V., name change effective as of May 26, 2022.

13 Formerly known as Zhone Technologies S.R.L., name change effective as of March 8, 2022.

14 Formerly known as ZTI Merger Subsidiary III, Inc., name change effective as of October 23, 2020.